                                                Registration No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                      MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of Registrant as Specified in Its Charter)



                         MARYLAND                                              36-3857664
(State or Other Jurisdiction of Incorporation of Organization)      (I.R.S. Employer ldentification No.)



                       TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606
                      (Address of Principal Executive Offices)    (Zip Code)

          AMENDED AND RESTATED 1992 STOCK OPTION AND STOCK AWARD PLAN
                            (Full Title of the Plan)

                              ELLEN KELLEHER, ESQ.
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                      MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, 8TH FLOOR
                            CHICAGO, ILLINOIS 60606
                    (Name and Address of Agent for Service)

                                 (312) 474-1122
                   (Telephone Number, Including Area Code, of Agent for
              Service)
                        CALCULATION OF REGISTRATION FEE


                                             Proposed Maximum      Proposed Maximum
Title of Securities     Amount to be          Offering Price           Aggregate             Amount of
  to be Registered       Registered            Per Share (1)       Offering Price (1)     Registration Fee
--------------------  --------------------  --------------------  --------------------  --------------------
Common Stock, par
value $.01 per
share                      1,000,000        $     21.57           $    21,570,000       $      6,540.00
====================  ====================  ====================  ====================  ====================

(1) The offering price is estimated solely for the purpose of determining the registration fee and is based upon the average high and low prices reported for the Common Stock on the New York Stock Exchange, Inc. on April 15, 1997, pursuant to Rule 457(h).

                     REGISTRATION OF ADDITIONAL SECURITIES



     On March 23, 1994, Manufactured Home Communities, Inc. (the "Company"), filed a Registration Statement (File No. 33-76846) on Form S-8 (the "Initial Registration Statement") covering 500,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon exercise of stock options granted under the Company's 1992 Stock Option and Stock Award Plan (the "Plan").

     On March 1, 1994, the Company's Board of Directors approved a resolution amending the Plan (the "Amended Plan") to increase the number of shares of Common Stock issuable upon conversion of stock options which may be granted under the Plan by 500,000 shares. On May 4, 1994, the Company's shareholders approved the Amended Plan. Also on March 1, 1994, the Company's Board of Directors approved a resolution declaring a two for one stock split wherein for each share of Common Stock held of record at the close of business on April 8, 1994, a shareholder would receive one additional share of Common Stock on April 22, 1994. Therefore, the total number of shares of Common Stock currently registered for issuance pursuant to the Plan is 1,000,000 and this registration statement covers the additional 1,000,000 shares of Common Stock to be registered hereunder.



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



                                 EXHIBIT INDEX



Exhibit
Number   Description
------   -----------
   *4.1  Articles of Incorporation. (Exhibit 3.1 to the Registrant's Form S-11
         Registration Statement No. 33-55994, dated February 24, 1993.)

   *4.2  Articles of Amendment and Restatement of Manufactured Home
         Communities, Inc. (Exhibit 3.2 to the Registrant's Form S-11
         Registration Statement No. 33-55994, dated February 24, 1993.)

   *4.3  Bylaws of Manufactured Home Communities, Inc. (Exhibit 3.3 to the
         Registrant's S-11 Registration No. 33-55994, dated February 24, 1993.)

   *4.4  Manufactured Home Communities, Inc. Amended and Restated 1992 Stock
         Option and Stock Award Plan (Exhibit A to the Registrant's definitive
         Proxy Statement dated March 31, 1994 relating to the Annual Meeting of
         Stockholders held on May 4, 1994).

      5  Opinion of Rosenberg & Liebentritt, P.C. dated April 16, 1997.

   23.1  Consent of Ernst & Young LLP dated April 16, 1997.

   23.2  Consent of Coopers & Lybrand L.L.P. dated April 16, 1997.

     24  Not Applicable

     27  Not Applicable

     28  Not Applicable

       *Exhibits are incorporated herein by reference from prior filings.



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



                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on April 16, 1997.


                                  MANUFACTURED HOME COMMUNITIES, INC.
                                       (Registrant)


                                  /s/ David A. Helfand
                                  -------------------------------------
                                  David A. Helfand
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)


                                  /s/ Thomas P. Heneghan
                                  -------------------------------------
                                  Thomas P. Heneghan
                                  Executive Vice President and Chief
                                  Financial Officer
                                  (Principal Financial Officer)


                                  /s/ Judy A. Pultorak
                                  -------------------------------------
                                  Judy A. Pultorak
                                  Principal Accounting Officer



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




       Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


          Name                             Title                       Date
-------------------------  -------------------------------------  --------------
/s/ Samuel Zell            Chairman of the Board and Director     April 16, 1997
---------------
Samuel Zell

/s/ David A. Helfand       President, Chief Executive Officer
--------------------       and Director                           April 16, 1997
David A. Helfand

/s/ Thomas P. Heneghan     Executive Vice President and Chief
----------------------     Financial Officer                      April 16, 1997
Thomas P. Heneghan

/s/ Sheli Z. Rosenberg     Director                               April 16, 1997
----------------------
Sheli Z. Rosenberg

/s/ Timothy H. Callahan    Director                               April 16, 1997
-----------------------
Timothy H. Callahan

/s/ Gary L. Waterman       Director                               April 16, 1997
--------------------
Gary L. Waterman

/s/ Donald S. Chisholm     Director                               April 16, 1997
----------------------
Donald S. Chisholm

/s/ Michael A. Torres      Director                               April 16, 1997
---------------------
Michael A. Torres

/s/ Thomas E. Dobrowski    Director                               April 16, 1997
-----------------------
Thomas E. Dobrowski

/s/ Louis H. Masotti       Director                               April 16, 1997
--------------------
Louis H. Masotti

/s/ John F. Podjasek, Jr.  Director                               April 16, 1997
-------------------------
John F. Podjasek, Jr.



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